UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
October 10, 2008
Date of Report (Date of earliest event report)
ROYAL BANCSHARES OF PENNSYLVANIA, INC.
(Exact name of registrant as specified in its charter)
PENNSYLVANIA
(State or Other Jurisdiction of Incorporation)

0-26366	23-2812193

(Commission File Number)	(IRS Employer Identification Number)

732 Montgomery Avenue, Narberth, Pennsylvania	19072

(Address of Principal Executive Office)	(Zip Code)
610-668-4700
(Issuer’s telephone number, including area code)
N/A
(Former Name or Former Address, if Change Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 14, 2008, Royal Bancshares of Pennsylvania, Inc. (“Royal”) issued a press release announcing that Joseph P. Campbell, President and Chief Executive Officer (“CEO”) of Royal, will retire as President and CEO of Royal and as President and CEO of Royal Bank America, a wholly owned banking subsidiary of Royal, effective as of December 31, 2008. Mr. Campbell will continue to serve on the boards of directors of Royal and Royal Bank America. In addition, Royal concurrently announced that on January 1, 2009, Robert R. Tabas, presently Chairman of Royal and Royal Bank America, will also become CEO of Royal and Royal Bank America, and James J. McSwiggan, Jr., presently Chief Operating Officer (“COO”) of Royal and Royal Bank America, will also become President of Royal and Royal Bank America.
     In connection with Mr. Campbell’s retirement as President and CEO of Royal, Royal entered into a Transition and Separation Agreement with Mr. Campbell (the “Transition Agreement”), dated October 10, 2008. The Transition Agreement replaces and supersedes the obligations of Royal and Royal Bank America under the existing employment agreement, dated as of September 11, 2006 (the “Employment Agreement”) between Royal, Royal Bank America and Mr. Campbell.
     Under the terms of the Transition Agreement, Mr. Campbell will remain President and CEO of Royal and Royal Bank America through December 31, 2008 at his current base salary and benefits. Following his retirement as President and CEO of Royal and Royal Bank America, Mr. Campbell will remain employed to provide consulting and special asset recovery services to Royal for the one year period beginning January 1, 2009. As consideration for the consulting and recovery services, Mr. Campbell will be eligible to earn a bonus equal to five percent of any amounts recovered by Royal from January 1, 2009 to March 31, 2010 in excess of Royal’s net book balance on certain identified impaired loans and special assets. During such one-year consulting period, Mr. Campbell will remain an employee of Royal and will continue to receive his current employee benefits, except that, as of January 1, 2009, he will no longer receive payments of base salary or be eligible to receive discretionary bonuses, accrue vacation or sick leave, or participate in Royal’s Long-Term Incentive Plan.
     In addition, under the terms of the Transition Agreement, Mr. Campbell will receive a lump-sum cash payment of $2,119,730, on or within thirty days of December 31, 2008. This payment will be made to Mr. Campbell in consideration of the cancellation of his Employment Agreement, which provides for a rolling three-year term. Mr. Campbell will also receive continuation of all life, disability, medical insurance and other normal health and welfare benefits through December 31, 2012. For purposes of Royal’s equity incentive plans and supplemental executive retirement plan, Mr. Campbell will be considered an employee participant through December 31, 2009. Mr. Campbell will also receive a cash payment for earned but unused vacation and sick leave. The Transition Agreement continues the existing restrictive covenant included in Mr. Campbell’s Employment Agreement through December 31, 2012.
     A copy of the Transition Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The foregoing description of the Transition Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.
(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits. The following exhibits are furnished herewith:
10.1	Transition Agreement, dated October 10, 2008, between Royal Bancshares of Pennsylvania, Inc. and Joseph P. Campbell.

99.1	Press Release, dated October 14, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Bancshares of Pennsylvania, Inc.
Dated: October 16, 2008	/s/ Robert R. Tabas
Robert R. Tabas
Chairman

EXHIBIT INDEX

Exhibit
Number

10.1	Transition Agreement, dated October 10, 2008, between Royal Bancshares of Pennsylvania, Inc. and Joseph P. Campbell

99.1	Press Release, dated October 14, 2008